Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To Whom It May Concern:

We consent to the use, in the current report Form 8-K, of Orbital Energy Group, Inc. of our reports dated July 22, 2020, on our audits of the balance sheets of Reach Construction Group, LLC as of December 31, 2019 and 2018, and the related statements of income and member’s deficit and cash flows for the years then ended, and the reference to us under the caption “Experts”.

Smith, Kesler & Company, P.A.

 Research Triangle Park, North Carolina

July 31, 2020